[EXHIBIT 3.4]


                      Articles of Amendment
                               to
                   Articles of Incorporation
                               of

               NORTH AMERICAN LIABILITY GROUP, INC.
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(Name of corporation as currently filed with the Florida Dept. of State)


                           P92000004064
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             (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incoporation:

NEW CORPORATE NAME (if changing):
---------------------------------

                         NORMEXSTEEL, INC.
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(Must contain the word "corporation," or "incorporated" or the abbreviation "Corp.," Inc.," or "Co.")
(A professional corporation must contain the word "chartered".
"professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED-(OTHER THAN NAME CHANGE) Indicate Article Number(s) ------------------- and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

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           (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issues shares, provisions for implementing the amendment if not contained in the amendment itself. (if not applicable, indicate N/A)

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                          (continued)


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The date of each amendment(s) adoption:       4/11/05
                                        ------------------

Effective date if applicable: ------------------------------------------------
                  ----------  (no more than 90 days after amendment file date)

Adoption of Amendment(s)     (CHECK ONE)

[ ] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):


     "The number of votes cast for the amendment(s) was/were
      sufficient for approval by __________________________."
                                   (voting group)


[X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


Signed this 11th day of April, 2005.
            ---

               Signature /s/ Bradley Wilson
                        -------------------------------------------
                        (By a director, president or other officer
                        - if directors or officers have not been
                        selected, by an incorporator - if in the
                        hands of a receiver, trustee, or other
                        court appointed fiduciary by that fiduciary)


                                      BRADLEY WILSON
                        ----------------------------------------
                        (Typed or printed name or person signing)

                                         DIRECTOR
                         ----------------------------------------
                                  (Title of person signing)





                               FILING FEE: $35

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